Exhibit 99.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65492) pertaining to the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan (the Plan), of our report dated April 9, 2002 with respect to the financial statements of the Plan as of December 31, 2001 included in the Plan’s Annual Report on the Form 11-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    CROWE, CHIZEK AND COMPANY LLC

Crowe, Chizek and Company LLC

Columbus, Ohio

June 26, 2002